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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2007

FOREST OIL CORPORATION
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

  Filing of Form S-4 Registration Statement

        Previously, on January 7, 2007, Forest Oil Corporation ("Forest") announced that Forest, MJCO Corporation, a wholly owned subsidiary of Forest ("Merger Sub"), and The Houston Exploration Company ("Houston Exploration") had entered into a merger agreement, pursuant to which Merger Sub will merge with and into Houston Exploration, with Houston Exploration surviving the merger as a wholly owned subsidiary of Forest, and immediately thereafter, Houston Exploration will merge with and into Forest, with Forest surviving the merger and continuing its corporate existence (together, these transactions are referred to herein as the "merger"), subject to the terms and conditions of the merger agreement. On February 8, 2007, Forest filed a Form S-4 Registration Statement with the Securities and Exchange Commission (the "SEC"), including a joint proxy statement/prospectus in furtherance of the merger. The Form S-4 contains information about Forest, Houston Exploration, the merger and the combined operations of Forest following the merger, assuming the approval of the issuance of shares of Forest common stock in the merger by Forest shareholders, the approval of the merger by the Houston Exploration stockholders and the satisfaction or waiver of the other conditions to the merger.

        These materials are not a substitute for the registration statement filed with the Securities and Exchange Commission in connection with the proposed merger, or the joint proxy statement/prospectus. The Form S-4 has not yet been declared effective by the SEC. Investors are urged to read the joint proxy statement/prospectus which contains important information, including detailed risk factors, when it becomes available. The joint proxy statement/prospectus and other documents that will be filed by Forest and Houston Exploration with the Securities and Exchange Commission will be available free of charge at the SEC's website, www.sec.gov, or by directing a request to Forest Oil Corporation, 707 17th Street, Suite 3600, Denver, CO 80202, Attention: Investor Relations; or by directing a request to The Houston Exploration Company, 1100 Louisiana Street, Suite 2000, Houston, TX 77002, Attention: Investor Relations.

Item 8.01. Other Events.

  Record Date Set for Special Meetings of Forest Shareholders and Houston Exploration Stockholders

        Forest has set a record date for its special meeting of shareholders and Houston Exploration has set a record date for its respective special meeting of stockholders, which meetings are being held to consider and vote on matters relating to the proposed merger. Forest expects that its shareholders and Houston Exploration stockholders of record as of February 16, 2007 will be mailed the joint proxy statement/prospectus contained in the Registration Statement on Form S-4 that was filed with the SEC today shortly after the SEC has declared the Registration Statement effective. Forest shareholders will also be asked to consider and vote upon the proposal to approve the adoption of the Forest 2007 Stock Incentive Plan. Consideration of the 2007 Stock Incentive Plan is independent of the consideration of whether to approve the issuance of shares of Forest common stock in connection with the merger.

        The February 16 record date assumes that the Registration Statement is declared effective by the SEC following limited or no SEC review. However, Forest makes no prediction as to whether or not the SEC will choose to review the Registration Statement. A detailed SEC review or other factors could require that Forest and Houston Exploration set a later record date.

        The information in this Current Report appearing under the heading "Item 7.01 Regulation FD Disclosure" is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

        Forest, Houston Exploration and their respective directors, and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction.

Information about the participants in the solicitation is set forth in the proxy statement/prospectus-information statement.

Item 9.01. Financial Statements and Exhibits.

        None.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION (Registrant)
Dated: February 8, 2007	By:	/s/ CYRUS D. MARTER IV Cyrus D. Marter IV Vice President, General Counsel and Secretary

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  Item 7.01. Regulation FD Disclosure.
  Item 8.01. Other Events.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES